UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On October 10, 2012, Radian Group Inc. (the “Company”) issued a news release announcing, among other things:

  The delinquency data for its mortgage insurance business as of September 30, 2012; and
  During the monthly period ending September 30, 2012, Radian Guaranty Inc., the Company’s principal mortgage insurance subsidiary, wrote $3.54 billion of new insurance written.

The Company also announced that it expects that Radian Guaranty will remain below a 25:1 risk-to-capital ratio for the remainder of 2012, and that based on this projection and existing waivers of other risk-based capital requirements in certain states, the Company expects to continue to write all of its mortgage insurance business in Radian Guaranty during this period.

A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in, or furnished with, this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-looking Statements

All statements in this Current Report on Form 8-K that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

  changes in general economic and political conditions, including high unemployment rates and continued weakness in the U.S. housing and mortgage credit markets, the U.S. economy reentering a recessionary period, a significant downturn in the global economy, a lack of meaningful liquidity in the capital markets or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, further actual or threatened downgrades of U.S. credit ratings;
  our ability to successfully execute upon our capital plan, including our capital management initiatives, for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support our mortgage insurance business and the long-term liquidity needs of our holding company;

  our ability to maintain an adequate risk-to-capital position and surplus requirements in our mortgage insurance business in light of ongoing losses in this business, which could depend on our ability to obtain regulatory and other approvals, and the possibility that we could become subject to state or federal regulatory actions or proceedings;
  the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation, any such results from: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations; and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, (c) affecting the form in which we execute credit protection, or (d) impacting our existing financial guaranty portfolio; and
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these contracts.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

99.1*             Radian Group Inc. News Release dated October 10, 2012.

_____________________

*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	October 11, 2012	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated October 10, 2012

*   Furnished herewith.